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Computation of Earnings Per Share                                                         Exhibit (11.0)

General Signal Corporation and Consolidated Subsidiaries
(In millions, except per-share data) Year Ended December 31,               1995        1994      1993
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
I.  Earnings (loss) per share of common
    stock (used for financial reporting):
Continuing operations ..............................................   $   100.1   $   104.1   $   98.1
Earnings (loss) from discontinued operations .......................      --             2.4      (31.5)
Loss on disposal of discontinued operations ........................       (64.0)      (25.8)    --
Extraordinary charges ..............................................      --          --           (6.6)
Cumulative effect of accounting changes ............................      --          --          (25.3)
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Net Earnings (loss) ................................................   $    36.1   $    80.7   $   34.7
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Average number of common shares outstanding(a) .....................        49.2        47.3       45.2
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Earnings (loss) per average share of common stock:
    Continuing operations ..........................................   $     2.03  $     2.20  $    2.17
    Earnings (loss) from discontinued operations ...................      --             0.05      (0.70)
    Loss on disposal of discontinued operations ....................        (1.30)      (0.54)   --
    Extraordinary charges ..........................................      --          --           (0.14)
    Cumulative effect of accounting changes ........................      --          --           (0.56)
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                                                                       $     0.73  $     1.71  $    0.77
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II. Primary earnings per share(b)
(including common stock equivalents):
Average number of common shares outstanding ........................        49.2        47.3       45.2
Dilutive effect of outstanding options
    (as determined by application of the treasury stock method) ....         0.2         0.3        0.3
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Total shares used in calculation of primary earnings per share .....        49.4        47.6       45.5
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Primary earnings (loss) per share:
Continuing operations ..............................................   $     2.03  $     2.19  $    2.16
Earnings (loss) from discontinued operations .......................      --             0.05      (0.69)
Loss on disposal of discontinued operations ........................        (1.30)      (0.54)   --
Extraordinary charges ..............................................      --          --           (0.15)
Cumulative effect of accounting changes ............................      --          --           (0.56)
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                                                                       $     0.73  $     1.70  $    0.76
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III. Fully diluted earnings per share(b):
Average number of shares used in calculation of primary
    earnings per share above .......................................        49.4        47.6       45.5
Additional dilutive effect of outstanding options
    (as determined by application of the treasury stock method) ....      --          --         --
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Total shares used in calculation of fully diluted earnings per share        49.4        47.6       45.5
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Fully diluted earnings (loss) per share:
    Continuing operations ..........................................   $     2.03  $     2.19  $    2.16
    Earnings (loss) from discontinued operations ...................      --             0.05      (0.69)
    Loss on disposal of discontinued operations ....................        (1.30)      (0.54)    --
    Extraordinary charges ..........................................      --          --           (0.15)
    Cumulative effect of accounting changes ........................      --          --           (0.56)
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                                                                       $     0.73  $     1.70  $    0.76
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
(a) Excludes common stock equivalents in accordance with provisions of APB
    Opinion No. 15 because such equivalent shares result in dilution of less than 3%.

(b) This calculation is presented in accordance with Regulation S-K although the effect of the options deemed to be common stock equivalents is antidilutive in 1992.

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